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                                                                  EXHIBIT (E)(3)

                                  MUTUAL FUNDS
                                SALES AND SERVICE
                                    AGREEMENT

   This Agreement is entered into between the Financial Institution executing this Agreement ("Financial Institution"), and NICHOLAS-APPLEGATE SECURITIES ("Nicholas-Applegate"), with respect to those investment companies listed in Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") for whose shares of beneficial interest or capital stock ("Shares") Nicholas-Applegate serves as Distributor and provides or coordinates shareholder services.

A.       FINANCIAL INSTITUTION.

1. STATUS OF FINANCIAL INSTITUTION AS REGISTERED BROKER-DEALER.

Financial Institution represents and warrants to Nicholas-Applegate:

   (a) that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member in good standing of the National Association of Securities Dealers, Inc.("NASD"); that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. Financial Institution agrees to notify Nicholas-Applegate immediately in the event of: (1) termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD; or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Nicholas-Applegate's Securities expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, Rule or regulation will terminate this Agreement effective immediately upon Nicholas-Applegate's written notice of termination to Financial Institution; or

   (b) that it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Financial Institution, especially regulations dealing with the activities of the Financial Institution as described under this Agreement. Financial Institution agrees to notify Nicholas-Applegate immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon Nicholas-Applegate's written notice of termination to Financial Institution; and

   (c) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.

2. FINANCIAL INSTITUTION ACTS AS AGENT FOR ITS CUSTOMERS.

   The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) Financial Institution is acting as agent for the customer; (b) each transaction is

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initiated solely upon the order of the customer; (c) as between Financial
Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for Financial Institution account; and (e) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Financial Institution shall not have any authority in any transaction to act as Nicholas-Applegate's agent or as agent for the Funds.

B. SALES OF FUND SHARES.

3.  EXECUTION OF ORDERS FOR PURCHASE AND REDEMPTION OF SHARES.

 (a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the prospectus of the Fund. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by Nicholas-Applegate, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.

(b) The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and Nicholas-Applegate's written instructions to Financial Institution from time to time.

(c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, Nicholas-Applegate reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.

C. SHAREHOLDER SERVICES.

4. AGREEMENT TO PROVIDE SHAREHOLDER AND ACCOUNT MAINTENANCE SERVICES.

   With regard to those Funds which pay a Shareholder Services Fee to Financial Institution, as noted on Exhibit B hereto (or, if more recently published, the Fund's current prospectus), Financial Institution agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services"). Financial Institution agrees to provide Shareholder Services which in its best judgment are necessary or desirable for its customers who are investors in the Funds. Financial Institution further agrees to provide Nicholas-Applegate, upon request, a written description of the Shareholder Services which Financial Institution is providing hereunder.

5. SHAREHOLDER SERVICE FEES PAYABLE TO FINANCIAL INSTITUTION.

   During the term of this Agreement, Nicholas-Applegate will pay Financial Institution the Shareholder Service Fees set forth in Exhibit B to this Agreement (or, if more recently published, the Fund's current prospectus). For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter. Financial Institution represents that the fees received pursuant to this Agreement will be disclosed to its customers, will be authorized by its customers (either directly or by operation of applicable law), and will not result in an excessive fee to Financial Institution.

D. MISCELLANEOUS.

6. DELIVERY OF PROSPECTUSES TO CUSTOMERS.

   Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current Prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution shall not make any representations

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concerning any Shares other than those contained in the Prospectus or
Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to Financial Institution by Nicholas-Applegate or the Fund.

7. ERISA ASSETS.

(a)  Financial Institution understands that the Department of Labor views
     ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

(b) Financial Institution will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

8. INDEMNIFICATION.

(a) Financial Institution shall indemnify and hold harmless Nicholas-Applegate, each Fund, and their respective subsidiaries, affiliates, officers, directors, agents, partners and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Financial Institution of any provision of this Agreement; or (2) any actions or omissions of Nicholas-Applegate, any Fund, and their subsidiaries, affiliates, officers, directors, agents, partners and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Financial Institution.

(b) Nicholas-Applegate shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Nicholas-Applegate of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Prospectus or Statement of Additional Information, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

(c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

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9. CUSTOMER NAMES PROPRIETARY TO FINANCIAL INSTITUTION.

(a) The names of Financial Institution customers are and shall remain Financial Institution's sole property and shall not be used by Nicholas-Applegate, or their affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 9 shall not prohibit Nicholas-Applegate, or any of their affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

(b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(c) The provisions of this Paragraph 9 shall survive the termination of this Agreement.

10.  CERTIFICATION OF CUSTOMERS' TAXPAYER IDENTIFICATION NUMBERS.

     Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide Nicholas-Applegate or their respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

11.  MONEY LAUNDERING.

(a) Financial Institution agrees to comply with all applicable money laundering laws, regulations and U.S. government guidance, including cash and suspicious activity reporting and recordkeeping requirements and to have adequate policies, procedures and internal controls in place to ensure compliance.

(b) Financial Institution agrees to provide the Funds and the Distributor upon request and within a reasonable time copies of the BSA and anti-money laundering compliance programs or materials, including compliance policies and procedures.

12. NOTICES.

      Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to Nicholas-Applegate shall be given or sent to Nicholas-Applegate at their offices located at 600 West Broadway, 30th floor, San Diego, CA 92101, and all notices to Financial Institution shall be given or sent to it at its address shown below.

13. TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

(b) With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Funds, including a majority of the members of the Board of Directors or Trustees of the Funds who are not interested persons of the Funds and have no direct or indirect financial

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     interest in the operation of the Funds' Distribution or Shareholder
     Services Plan or in any related documents to either such Plan ("Independent Directors or Trustees") cast in person at a meeting called for that purpose.

(c) This Agreement, including Exhibit A hereto, may be amended by Nicholas-Applegate from time to time by the following procedure. Nicholas-Applegate will mail a copy of the amendment to Financial Institution's address as shown below. If Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution objection must be in writing and be received by Nicholas-Applegate within such thirty days.

(d) Notwithstanding subparagraph 12(b) and in addition to subparagraph 1 (a), this Agreement may be terminated as follows:

(i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Funds as defined in the Investment Company Act of 1940 on not more than sixty
         (60) days' written notice to the parties to this Agreement;

(ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the Distributor's Contract between the Fund and Nicholas-Applegate, or upon the termination of the Distribution Plan and the Shareholder Services Plan to which this Agreement is related; and

(iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days written notice of its intention to terminate.

(e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

14. Governing Law.

   This Agreement shall be construed in accordance with the laws of California.

NICHOLAS-APPLEGATE SECURITIES           FINANCIAL INSTITUTION



By:                                     By:
     --------------------------------      -------------------------------------
Name:                                   Name:
     --------------------------------        -----------------------------------

Title:                                  Title:
      -------------------------------         ----------------------------------

                                        Address:
                                                --------------------------------
Date:
     --------------------------------


                                        City
                                            ------------------------------------

                                        State / Zip:
                                                    ----------------------------

                                        Date:
                                             -----------------------------------
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                                    EXHIBIT A

                      NICHOLAS-APPLEGATE INSTITUTIONAL FUND
                                MUTUAL FUND SALES
                              AND SERVICE AGREEMENT
                          EFFECTIVE AS OF JULY 27, 2001

CLASS I SHARES:

NICHOLAS-APPLEGATE WORLDWIDE GROWTH FUND
NICHOLAS-APPLEGATE GLOBAL BLUE CHIP FUND
NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND
NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH FUND
NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH FUND NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND NICHOLAS-APPLEGATE PACIFIC RIM FUND NICHOLAS-APPLEGATE LATIN AMERICA FUND NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND NICHOLAS-APPLEGATE MID CAP GROWTH FUND NICHOLAS-APPLEGATE SMALL CAP GROWTH FUND NICHOLAS-APPLEGATE MINI CAP GROWTH FUND NICHOLAS-APPLEGATE VALUE FUND NICHOLAS-APPLEGATE CONVERTIBLE FUND NICHOLAS-APPLEGATE HIGH QUALITY BOND FUND NICHOLAS-APPLEGATE HIGH YIELD BOND FUND

CLASS R SHARES:

NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH FUND NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND NICHOLAS-APPLEGATE MID CAP GROWTH FUND NICHOLAS-APPLEGATE SMALL CAP GROWTH FUND NICHOLAS-APPLEGATE VALUE FUND NICHOLAS-APPLEGATE HIGH QUALITY BOND FUND




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                                    EXHIBIT B

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                       FEE SCHEDULE FOR MUTUAL FUND SALES
                              AND SERVICE AGREEMENT
                         WITH FINANCIAL SERVICES COMPANY
                         EFFECTIVE AS OF MARCH 27, 2001

                                                        SHAREHOLDER SERVICE FEE
CLASS I SHARES:                                                            NONE



CLASS R SHARES:

NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH FUND                         0.25%
NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND                                0.25%
NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND                                  0.25%
NICHOLAS-APPLEGATE MID CAP GROWTH FUND                                    0.25%
NICHOLAS-APPLEGATE SMALL CAP GROWTH FUND                                  0.25%
NICHOLAS-APPLEGATE VALUE FUND                                             0.25%
NICHOLAS-APPLEGATE HIGH QUALITY BOND FUND                                 0.25%

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